Exhibit 10.13

SECOND NOTE MODIFICATION AGREEMENT AND ALLONGE TO

AMENDED AND RESTATED PROMISSORY NOTE
(Revolving Loan)

This Note Modification Agreement and Allonge to Amended and Restated Promissory Note (Revolving Loan) (the “Modification”) is made effective as of August 4, 2014 between inContact, Inc., a Delaware corporation (“Borrower”), and Zions First National Bank, a national banking association (“Lender”).

Recitals

A.Lender has previously extended to Borrower a loan, which is governed by that certain Amended and Restated Loan Agreement dated April 30, 2012, as amended by that certain (i) First Amendment to Amended and Restated Loan Agreement dated June 21, 2013 and (ii) Second Amendment to Amended and Restated Loan Agreement of even date herewith (collectively, and as amended from time to time, the “Loan Agreement”).

B.Borrower has executed an Amended and Restated Promissory Note (Revolving Loan) dated April 30, 2012, in favor of Lender in the maximum principal amount of $15,000,000 (as modified by that certain Note Modification Agreement and Allonge to Amended and Restated Promissory Note (Revolving Loan) dated June 21, 2013 and as the same may be further amended, restated, renewed, or extended from time to time, the “Note”).

C.Borrower and Lender desire to modify the Note as provided herein.

Modification

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree and amend and modify the Note as follows:

1.Definitions.  Except as otherwise provided herein, terms defined in the Loan Agreement, shall have the same meaning when used herein.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2.Attachment to Note.  An original of this Modification shall be attached to the original Note as an allonge to the Note and made a part of the Note, provided, however, that failure to attach an original of this Modification as an allonge to the Note shall not impact the effectiveness of this Modification and this Modification shall nonetheless be valid, binding, and enforceable.

3.Modification of Note.  The Note is hereby amended and modified as follows:

(a)The maturity date of the Loan evidenced by the Note is hereby extended to July 1, 2016.  All references to the maturity date or full payment date of the Note (whether in the heading of the Note, in the Payment Terms Section, or otherwise) shall be to July 1, 2016.

4.Conforming Modifications.  Each of the Loan Documents is modified to be consistent herewith and to provide that it shall be a default or an Event of Default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein.

5.Effective Date of Modification.  The modifications provided in this Modification shall be effective upon execution hereof by Lender and Borrower.

6.Note Remains in Full Force and Effect.  Except as expressly modified by this Modification, the Note remains in full force and effect.

7.Modified Note Becomes a Loan Document.  The Note, as modified by this Modification, shall be a Loan Document and all references in the Loan Documents to the Note shall refer to the Note as modified by this Modification.

8.Payment of Expenses and Attorneys Fees.  Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Modification, including, without limitation, title insurance, recording fees, filing fees, and reasonable attorneys fees and legal expenses.

9.Integrated Agreement; Amendment.  This Modification constitutes the entire agreement between Borrower and Lender concerning modification of the Note and may not be altered or amended except by written agreement signed by Borrower and Lender.  PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THIS MODIFICATION IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN BORROWER AND LENDER CONCERNING MODIFICATION OF THE NOTE AND THIS MODIFICATION MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

All other prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to modification of the Note are rescinded.

This Modification and the Note shall be read and interpreted together as one instrument.

10.Governing Law.  This Modification shall be governed by and construed in accordance with the laws of the State of Utah.

11.Counterpart Execution.  This Modification may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Modification to physically form one document.  Receipt by Lender of an executed copy of this Modification by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery of this Modification by the signatory thereto.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.

Borrower:
inContact, Inc.
By:
Name:
Title:

Lender:
Zions First National Bank
By:
Name:	Thomas C. Etzel
Title:	Senior Vice President

Original Note

See attached.